UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2010

CENTURY PROPERTIES FUND XVI

(Exact name of Registrant as specified in its charter)

California	0-10435	94-2704651
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Century Properties Fund XVI, a California limited partnership (the “Registrant”), owns a 100% interest in Woods of Inverness CPF 16, L.P., a Delaware limited partnership (the “Partnership”). The Partnership owns Woods of Inverness Apartments (“Woods of Inverness”), a 272-unit apartment complex located in Houston, Texas. As previously disclosed, the mortgage debt encumbering Woods of Inverness is financed under a secured real estate credit facility (“Secured Credit Facility”) with AEGON USA Realty Advisors, LLC, an Iowa limited liability company (“AEGON”). The Secured Credit Facility has a maturity date of October 1, 2010 (the “Initial Maturity Date”), with two one-year extension options.  The Secured Credit Facility provides mortgage loans on properties owned by other partnerships that are affiliated with the managing general partner (the “Managing General Partner”) of the Registrant.

On July 31, 2010, an affiliate of the Managing General Partner exercised its option to extend the maturity date of the Secured Credit Facility to October 1, 2011.  In addition, an affiliate of the Managing General Partner paid an extension fee of approximately $86,000, approximately $26,000 of which was allocated to the Registrant.  If the Registrant repays the mortgage loan encumbering Woods of Inverness prior to the Initial Maturity Date, the portion of the extension fee allocated to the Registrant will be refunded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XVI

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: August 5, 2010